Exhibit (d)(5)

CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT

This Convertible Preferred Stock Purchase Agreement (this “Agreement”), is dated as of July 27, 2005 by and among Xyratex Ltd, a Bermuda corporation (the “Parent”), Normandy Acquisition Corporation (the “Purchaser”) and H. Irwin Levy (the “Seller”).

R E C I T A L S

A. The Seller holds 9,100 shares of Series M Convertible Preferred Stock (the “Shares”) of nStor Technologies, Inc., a Delaware corporation (the “Company”).

B. The Purchaser is a party to the Agreement and Plan of Merger among the Parent, the Purchaser and the Company, dated of equal date herewith (the “Merger Agreement”).

C. In connection with the transactions contemplated by the Merger Agreement, the Purchaser desires to purchase from the Seller, and the Seller desires to sell to the Purchaser, the Shares, pursuant to the terms and conditions set forth in this Agreement.

D. Capitalized terms used but not defined herein have the meanings set forth for such terms in the Merger Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged by each of the parties to this Agreement, the parties agree as follows:

1. Purchase and Sale of the Shares.

1.1. General. On the terms and subject to the conditions set forth in this Agreement and upon the representations and warranties made herein by each of the parties to the other, on the Closing Date (as hereinafter defined), the Seller shall convey, assign, transfer and deliver to the Purchaser, and the Purchaser shall purchase and acquire from the Seller, the Shares, for the Purchase Price (as defined below).

1.2. Closing. The closing of the transaction contemplated hereby (the “Closing”) shall occur as promptly as practicable following the Purchaser’s acquisition of greater than 90 percent of the outstanding shares of the Company’s common stock pursuant to the Offer and, if applicable, the Top-up Option or otherwise. The date of closing is referred to herein as the “Closing Date.”

1.3. Purchase Price. The purchase price to be paid by the Purchaser for the Shares will be $3,822,000 plus accrued and unpaid dividends on the Shares through the Closing Date (the “Purchase Price”).

1.4. Delivery of Documents. At the Closing, the Seller shall deliver or cause to be delivered to the Purchaser a certificate or certificates representing the Shares registered in its name, duly endorsed (or accompanied by duly executed stock powers), and the Purchaser shall deliver or cause to be delivered to the Seller the Purchase Price.

2. Representations, Warranties and Covenants.

2.1. Representations of the Seller. The Seller hereby represents and warrants to the Purchaser as follows:

(a) Authority. The Seller is an individual residing in the state of Florida and has the power and capacity to, and is competent to, execute and deliver this Agreement, to perform his obligations under this Agreement and to consummate the transactions contemplated by this Agreement. This Agreement has been duly executed by the Seller and constitutes the legal, valid and binding obligations of the Seller enforceable against the Seller in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles.

(b) No Conflicts or Violation. None of the execution, delivery and performance of this Agreement, the consummation of the transactions contemplated hereby or compliance by the Seller with any provisions hereof, will (i) violate (with or without the giving of notice or the lapse of time or both), conflict with, or result in any violation of or default under, any agreement, indenture or other instrument to which the Seller is a party or may be bound, (ii) violate any judgment, decree, order or award of any court, governmental body or other authority to which the Seller is subject or (iii) violate any statute, regulation, ordinance or code of any foreign, federal, state or local government or other governmental department or agency.

(c) No Consents Required. No application, notice, order, registration, qualification, waiver, consent, approval or other action (collectively “Consent”) is required to be filed, given, obtained or taken by virtue of the execution, delivery and performance of this Agreement by the Seller or the consummation of the transactions contemplated hereby by the Seller.

(d) Title to Shares. The Seller is the record and beneficial owner of the Shares, with good and marketable title thereto, free and clear of all liens, claims, charges, pledges, proxies, security interests, or any encumbrance whatsoever, and, except as provided in this Agreement, there are no outstanding purchase agreements, options, warrants or other rights of any kind whatsoever entitling any person to purchase an interest in any Shares or restricting the transfer of the Shares.

(e) Brokers and Finders. The Seller has not employed any broker or finder who will seek compensation from the Seller, and the Seller has not otherwise entered into any arrangement regarding the payment of any brokerage fees, commissions or finder’s fees in connection with the sale of the Shares that will result in any liability on the part of the Purchaser.

2.2. Representations of the Parent and the Purchaser. Each of the Parent and the Purchaser, jointly and severally, hereby represents and warrants to the Seller as follows:

(a) Authority. Each of the Parent and the Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and each of the Parent and the Purchaser has all necessary power and authority to execute and deliver this Agreement and to perform the obligations to be performed by the Parent and the Purchaser hereunder. The execution, delivery and performance of this Agreement by the Parent and the Purchaser and the purchase of the Shares by the Purchaser pursuant hereto have been duly authorized. This Agreement has been duly executed and delivered by the Parent and the Purchaser and constitutes the legal, valid and binding obligations of the Parent and the Purchaser enforceable against the Parent and the Purchaser in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles.

(b) No Conflicts or Violation. None of the execution, delivery and performance of this Agreement, the consummation of the transactions contemplated hereby or compliance by the Parent or the Purchaser with any provisions hereof, will (i) conflict with or violate any provision of the organizational documents of the Parent or the Purchaser, (ii) violate (with or without the giving of notice or the lapse of time or both), conflict with, or result in any violation of or default under, any agreement, indenture or other instrument to which the Parent or the Purchaser is a party or may be bound, (iii) violate any judgment, decree, order or award of any court, governmental body or other authority to which the Parent or the Purchaser is subject or (iv) violate any statute, regulation, ordinance or code of any foreign, federal, state or local government or other governmental department or agency.

(c) No Consents Required. No Consent is required to be filed, given, obtained or taken by virtue of the execution, delivery and performance of this Agreement by the Parent or the Purchaser or the consummation of the transactions contemplated hereby by the Parent or the Purchaser.

(d) Brokers and Finders. The Purchaser has not employed any broker or finder who will seek compensation from the Seller, and the Purchaser has not otherwise entered into any arrangement regarding the payment of any brokerage fees, commissions or finder’s fees in connection with the purchase of the Shares that will result in any liability on the part of the Seller.

2.3 Covenants.

(a) Other than as provided in this Agreement, the Seller agrees not to (i) sell, transfer, pledge, encumber, assign or otherwise dispose of (collectively, “Transfer”), or enter into any contract, option or other arrangement or understanding with respect to the Transfer of, any of the Shares or offer any interest in the Shares to any person other than pursuant to the terms of the Merger Agreement or this Agreement, (ii) enter into any voting arrangement or understanding, whether by proxy, power of attorney, voting agreement, voting trust or otherwise with respect to the Shares other than pursuant to this Agreement or a Support Agreement or (iii) exercise any conversion, liquidation or other payment rights under the terms of the Certificate of Designation of Series M Convertible Preferred Stock of the Company.

(b) The Seller agrees to permit the Company and the Parent or the Purchaser to publish and disclose in any documents required to be filed with the Securities and Exchange Commission its identity and ownership of the Shares and the nature of the understandings under this Agreement.

3. Conditions of Closing.

3.1. The Parent’s and the Purchaser’s Conditions to Closing. The obligations of the Parent and the Purchaser under this Agreement are subject to and conditioned upon the satisfaction at Closing of each of the following conditions (unless waived by the Parent or the Purchaser in writing):

(a) Representations and Warranties. All representations and warranties of the Seller contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date.

(b) Performance. The Seller shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing Date, including execution and delivery of the documents contemplated by this Agreement.

(c) Tender Offer. The Purchaser shall have acquired greater than 90 percent of the outstanding shares of the Company’s common stock pursuant to the Offer and, if applicable, the Top-Up Option or otherwise.

3.2. The Seller’s Conditions to Closing. The obligations of the Seller under this Agreement are subject to and conditioned upon the satisfaction at Closing of each of the following conditions (unless waived by the Seller in writing):

(a) Representations and Warranties. All representations and warranties of the Parent and the Purchaser contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date.

(b) Performance. The Parent and the Purchaser shall have performed and complied in all material respect with all agreements and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing Date, including execution and delivery of the documents contemplated by this Agreement.

(c) Tender Offer. The Purchaser shall have acquired greater than 90 percent of the outstanding shares of the Company’s common stock pursuant to the Offer and, if applicable, the Top-Up Option or otherwise.

4. General.

4.1. Indemnification. (a) The Seller agrees to indemnify and hold harmless the Parent and the Purchaser and each of their representatives and affiliates (each a “Purchaser Indemnified Party”) against any and all liabilities incurred by any Purchaser Indemnified Party arising out of, or resulting from any breach of any representation, warranty or covenant made by the Seller in this Agreement or any other certificate or document delivered by the Seller pursuant to this Agreement.

(b) In the event a party intends to make a claim for indemnification hereunder (the “Indemnitee”), such party shall notify the other party (the “Indemnitor”) of the claim in writing promptly (but in no event later than 30 days) after receiving written notice of any action, lawsuit, proceeding, investigation or other claim against it (if by a third party) or discovering the liability, obligation or facts giving rise to such claim for indemnification, describing the claim, the amount thereof (if known and quantifiable), and the basis thereof, provided that the failure to so notify the Indemnitor shall not relieve the Indemnitor of its obligations hereunder except to the extent such failure shall have actually prejudiced the Indemnitor. The Indemnitor shall be entitled to assume and control (with counsel of its choice) the defense of the action, lawsuit, proceeding, investigation or other claim giving rise to Indemnitee’s claim for indemnification at the option and expense of the Indemnitor by sending written notice of its election to do so within 15 days after receiving written notice of such claim from the Indemnitee as aforesaid; provided, however, that:

(i) The Indemnitee shall be entitled to participate in the defense of such claim and to employ counsel of its choice for such purpose, the fees and expenses of such separate counsel which shall be borne by the Indemnitee;

(ii) If the Indemnitor elects to assume the defense of

any such claim, the Indemnitor shall only be entitled to compromise or settle such claim if either (x) such settlement provides an unconditional release of the Indemnitee with respect to such claim and requires the payment of monetary damages only or (y) the Indemnitor obtains the prior written consent of the Indemnitee (which consent shall not be unreasonably withheld); and

(iii) If the Indemnitor shall not have assumed the defense of such claim within the 15-day period set forth above, the Indemnitee may assume the defense of such action, lawsuit, proceeding, investigation or such other claim with counsel selected by it at the expense of the Indemnitor.

4.2. Termination. This Agreement shall terminate upon the earlier to occur of (i) the termination of the Merger Agreement, (ii) if the Company gives the Parent and the Purchaser notice of a record date for a vote on an Acquisition Proposal other than the Merger Agreement in accordance with the Merger Agreement at least 13 business days prior to the date of such record date, the date that is such 13th business day, or (iii) the mutual written agreement of the parties hereto (at any time prior to the Closing). This Agreement may be terminated by any party hereto if the Closing shall not have occurred prior to December 31, 2005; provided that this right to terminate this Agreement shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or a substantial contributor to the failure of the Closing to occur on or before such date. Upon any such termination, this Agreement shall become null and void and no party hereto shall have any liability hereunder; provided that no party shall be relieved of liability for breach of its representation, warranties or covenants hereunder which prevents such party from Closing.

4.3. Notices. All notices given pursuant to this Agreement shall be in writing and shall be deemed delivered and received (i) if personally delivered or delivered by telecopy with electronic confirmation, when actually received by the party to whom sent, (ii) if sent by nationally recognized overnight delivery service, one day after such notice is sent, or (iii) if delivered by mail, at the close of business on the third business day next following the date when mailed, postage prepaid, registered or certified mail, return receipt requested, addressed as follows:

If to the Seller:

H. Irwin Levy

1601 Forum Place, Suite 500

West Palm Beach, FL 33401

Fax: (561) 640-3160

With copy to:

Greenberg Traurig, P.A.

401 E. Las Olas Blvd., Suite 401

Ft. Lauderdale, FL 33301

Fax: (954) 765-1477

Attention: Donn Beloff

If to the Parent or the Purchaser, as set forth in the Merger Agreement.

or to such other address as any party hereto shall have designated by notice in writing to the other party.

4.4. Further Assurances. Each party hereto shall at any time, and from time to time, both before and after the Closing Date, upon request of another party hereto, execute, acknowledge and deliver all such further assignments, transfers, conveyances or other documents or instruments, and take all such further action, as may be reasonably requested by such other party to carry out the intent of this Agreement and to transfer and vest title to the Shares as contemplated herein.

4.5. Entire Agreement. This Agreement (including the agreements, exhibits and schedules referred to herein or delivered pursuant hereto, which are a part hereof for all purposes) constitutes the entire agreement between the parties with respect to the subject matter hereof and can be amended, supplemented or changed, and any provision hereof can be waived, only by a written instrument making specific reference to this Agreement and duly executed by the party to be bound thereby. This Agreement supersedes all prior agreements and understandings between the parties with respect to the transactions contemplated hereby.

4.6. Assignability. The Purchaser may assign its rights and obligations under this Agreement; provided, however, that any such assignment shall not relieve the Purchaser of its obligations hereunder. The Seller may not assign its rights or obligations hereunder without the prior written consent of the Purchaser and any attempt to do so shall be of no force or effect. This Agreement shall be binding upon and inure to the benefit of each party hereto and their respective heirs, successors and assigns.

4.7. Captions. The captions of the various sections and articles contained in this Agreement are for reference purposes only and shall not be deemed in any manner to affect the meaning or interpretation of any of the provisions of this Agreement.

4.8. Severability. If any provision of this Agreement or in any document referred to herein shall be determined to be illegal, void or unenforceable, all other provisions of this Agreement or in any other document referred to herein shall not be affected and shall remain in full force and effect.

4.9. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of the State of Delaware without regard to conflicts of laws principles.

4.10. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

4.11. Survival. The warranties, representations, covenants and agreements contained in this Agreement shall survive the execution and delivery of this Agreement and the Closing of the transactions contemplated hereby.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

NORMANDY ACQUISITION CORPORATION

By:	/s/ Steve Barber
Name:	Steve Barber
Title:	President

XYRATEX LTD

By:	/s/ Steve Barber
Name:	Steve Barber
Title:	Director

/s/ H. Irwin Levy
H. Irwin Levy